Exhibit 99.2

Consolidated Report to the Financial Community
Fourth Quarter 2010

(Released February 16, 2011)

HIGHLIGHTS		After-Tax EPS Variance Analysis	4th.Qtr.
		4Q 2009 Basic EPS – GAAP Basis	$0.78
		Special Items – 2009	(0.01)
●	Normalized non-GAAP* earnings, excluding special items, were $0.71 per	4Q 2009 Normalized Earnings – Non-GAAP Basis*	$0.77
	share for the fourth quarter of 2010, compared with $0.77 per share for the	Distribution Deliveries	0.03
	fourth quarter of 2009. GAAP earnings for the fourth quarter of 2010 were	Commodity Margin	0.24
	$0.61 per share, compared with $0.78 per share for the fourth quarter of	O&M Expenses	(0.18)
	2009.	Depreciation	0.01
		General Taxes	(0.05)
●	Normalized non-GAAP earnings for 2010, excluding special items, were	Investment Income - NDT	0.04
	$3.62 per share, within our earnings guidance of $3.60 to $3.70 per share.	Capitalized Interest	0.02
	Normalized non-GAAP earnings for 2009, excluding special items, were	Income Tax Adjustment - 2009	(0.18)
	$3.77 per share. GAAP earnings for 2010 were $2.58 per share, compared	Other	0.01
	$3.31 per share in 2009.	4Q 2010 Normalized Earnings – Non-GAAP Basis*	$0.71
		Special Items - 2010	(0.10)
		4Q 2010 Basic EPS – GAAP Basis	$0.61
4Q 2010 Results vs. 4Q 2009

●	Higher distribution delivery revenues increased earnings by $0.03 per share. Electric distribution deliveries increased 524,000 MWH, or 2%, due to the improving
	economy and colder weather. Heating-degree-days were 8% higher than the same period last year and 5% above normal. Residential deliveries increased 115,000
	MWH, or 1%, while commercial deliveries increased by 178,000 MWH, or 2%. Industrial deliveries increased 234,000 MWH, or 3%, due mostly to increased usage in
	the steel industry.

●	Commodity margin increased earnings by $0.24 per share, as a result of the factors described below.

FirstEnergy Solutions Corp.’s (FES) generation sales increased 3.4 million MWH, or 23%, and increased earnings by $0.49 per share.  FES continues to successfully execute its retail strategy by gaining customers in Ohio through direct and governmental aggregation sales channels.    FES retail sales also grew significantly in all other markets it serves, with expansion into multiple new territories, including central and southern Ohio, Michigan and  Pennsylvania, and continued growth in existing territories.

FES Generation Sales - 4Q10 vs. 4Q09
(thousand MWH)	POLR	Direct	Aggregation	Total
MISO	(1,722)	2,117	2,137	2,532
PJM		918		918
Total Increase/ (Decrease)	(1,722)	3,035	2,137	3,450

FES wholesale electricity sales increased 1.2 million MWH, or 58%, increasing earnings by $0.07 per share.

FES - Wholesale Sales - 4Q10 vs. 4Q09
(thousand MWH)	MISO	PJM	Total
Wholesale Sales Increase	347	865	1,212

Generation output for the quarter increased 3.6 million MWH, or 23%. Approximately 2.2 million MWH of the 2.8 million increase in fossil generation output was from the baseload units, while nuclear generation output increased 834,000 MWH.

Generation Output - 4Q10 vs. 4Q09
(thousand MWH)	Fossil	Nuclear	Total
Generation Output Increase	2,760	834	3,594

Higher fuel expenses reduced earnings by $0.18 per share.  Fossil fuel expenses increased $0.16 per share due to increased coal consumption, higher coal transportation costs and fuel surcharges.  Nuclear fuel expenses increased $0.02 per share due to higher volume and unit prices.

Increased purchased power costs reduced earnings by $0.12 per share. The increase in energy purchases was primarily attributable to increased spot market purchases in PJM.  The increase in PJM energy purchases resulted from higher POLR and retail load requirements.

FES - Purchased Power - 4Q10 vs. 4Q09
(thousand MWH)	MISO	PJM	Total
Purchased Power Increase / (Decrease)	(79)	925	846

Consolidated Report to the Financial Community - 4th Quarter 2010	2

Commodity Margin EPS Summary

Revenues - 4Q10 vs. 4Q09
	FES Generation Sales			Wholesale
EPS	POLR	Direct	Aggregation	Sales	Total Rev
Rate	$0.05	($0.06)	$0.04	($0.02)	$0.01
Volume	($0.18)	$0.37	$0.25	$0.09	$0.53
Total	($0.13)	$0.31	$0.29	$0.07	$0.54

Expenses - 4Q10 vs. 4Q09
		Purchased
EPS	Fuel	Power	Total Exp
Rate	($0.02)	($0.04)	($0.06)
Volume	($0.16)	($0.08)	($0.24)
Total	($0.18)	($0.12)	($0.30)

●	Higher O&M expenses reduced earnings by $0.18 per share.

-	Higher generation O&M expenses reduced earnings by $0.09 per share – the result of undertaking work activities in the fourth quarter of 2010 that were originally planned for future periods.

-	Higher operating expenses from the Energy Delivery segment decreased earnings by $0.06 per share.

-	Higher employee-related costs reduced earnings by $0.03 per share due principally to the impact of more favorable results on incentive compensation programs.

●	Lower depreciation expense increased earnings by $0.01 per share, primarily due to reduced depreciation expense associated with the impairment of the Lake Plants in August of 2010.

●	Higher general taxes decreased earnings by $0.05 per share, primarily due to higher Ohio KWH taxes and Pennsylvania gross receipts taxes, as well as higher property taxes.

●	Higher investment income from the nuclear decommissioning trusts increased earnings by $0.04 per share.

●
Net financing costs increased earnings by $0.02 per share due to higher capitalized interest related to construction programs. Interest expense decreased slightly, as the impact of interest rate swap agreements implemented in the second quarter of 2010 more than offset higher interest costs.

●	An $0.18 per share reduction in earnings resulted from last year’s reversal of after-tax interest associated with several tax positions that were settled in the fourth quarter of 2009.

Consolidated Report to the Financial Community - 4th Quarter 2010	3

●	The following special items were recognized during the fourth quarter of 2010.

Special Items	EPS
Merger Transaction Costs	($0.07)
Non-Core Asset Sales	$0.16
Generating Plant Charges	($0.17)
Trust Securities Impairment	($0.02)
Total	($0.10)

* The 2010 GAAP to non-GAAP reconciliation statements can be found on page 16 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 4th Quarter 2010	4

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended December 31			Twelve Months Ended December 31
		2010	2009	Change	2010	2009	Change
	Revenues
(1)	Electric utilities	$2,200	$2,389	$(189)	$9,952	$11,144	$(1,192)
(2)	Unregulated businesses	1,592	1,078	514	5,878	4,774	1,104
(3)	Intersegment revenues	(575)	(507)	(68)	(2,491)	(2,945)	454
(4)	Total Revenues	3,217	2,960	257	13,339	12,973	366

	Expenses
(5)	Fuel	348	263	85	1,432	1,153	279
(6)	Purchased power	1,050	1,250	(200)	4,624	4,730	(106)
(7)	Other operating expenses	738	594	144	2,850	2,697	153
(8)	Provision for depreciation	181	186	(5)	746	736	10
(9)	Amortization of regulatory assets	173	252	(79)	722	1,155	(433)
(10)	Deferral of new regulatory assets	-	-	-	-	(136)	136
(11)	General taxes	189	166	23	776	753	23
(12)	Impairment of long-lived assets	90	6	84	384	6	378
(13)	Total Expenses	2,769	2,717	52	11,534	11,094	440
(14)	Operating Income	448	243	205	1,805	1,879	(74)

	Other Income (Expense)
(15)	Investment income (loss)	24	(3)	27	117	204	(87)
(16)	Interest expense	(217)	(223)	6	(845)	(978)	133
(17)	Capitalized interest	43	34	9	165	130	35
(18)	Total Other Expense	(150)	(192)	42	(563)	(644)	81

(19)	Income Before Income Taxes	298	51	247	1,242	1,235	7
(20)	Income taxes (benefits)	118	(185)	303	482	245	237
(21)	Net Income	180	236	(56)	760	990	(230)
(22)	Loss attributable to noncontrolling interest	(5)	(2)	(3)	(24)	(16)	(8)
(23)	Earnings Available to FirstEnergy Corp.	$185	$238	$(53)	$784	$1,006	$(222)

(24)	Earnings Per Share of Common Stock
(25)	Basic	$0.61	$0.78	$(0.17)	$2.58	$3.31	$(0.73)
(26)	Diluted	$0.61	$0.78	$(0.17)	$2.57	$3.29	$(0.72)
(27)	Weighted Average Number of
	Common Shares Outstanding
(28)	Basic	304	304	-	304	304	-
(29)	Diluted	306	306	-	305	306	(1)

Consolidated Report to the Financial Community - 4th Quarter 2010	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2010

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,021	$950	$-	$2,971
(2)	Other	119	141	(21)	239
(3)	Internal revenues*	60	489	(542)	7
(4)	Total Revenues	2,200	1,580	(563)	3,217

	Expenses
(5)	Fuel	-	351	(3)	348
(6)	Purchased power	1,107	485	(542)	1,050
(7)	Other operating expenses	338	405	(5)	738
(8)	Provision for depreciation	112	60	9	181
(9)	Amortization of regulatory assets	173	-	-	173
(10)	General taxes	172	27	(10)	189
(11)	Impairment of long-lived assets	-	90	-	90
(12)	Total Expenses	1,902	1,418	(551)	2,769
(13)	Operating Income (Loss)	298	162	(12)	448

	Other Income (Expense)
(14)	Investment income (loss)	27	9	(12)	24
(15)	Interest expense	(123)	(60)	(34)	(217)
(16)	Capitalized interest	1	25	17	43
(17)	Total Other Expense	(95)	(26)	(29)	(150)

(18)	Income (Loss) Before Income Taxes	203	136	(41)	298
(19)	Income taxes (benefits)	77	52	(11)	118
(20)	Net Income (Loss)	126	84	(30)	180
(21)	Loss attributable to noncontrolling interest	-	-	(5)	(5)
(22)	Earnings Available to FirstEnergy Corp.	$126	$84	$(25)	$185

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2010	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$2,263	$518	$-	$2,781
(2)	Other	126	47	(11)	162
(3)	Internal revenues*	-	494	(477)	17
(4)	Total Revenues	2,389	1,059	(488)	2,960

	Expenses
(5)	Fuel	-	263	-	263
(6)	Purchased power	1,282	445	(477)	1,250
(7)	Other operating expenses	235	356	3	594
(8)	Provision for depreciation	114	69	3	186
(9)	Amortization of regulatory assets	252	-	-	252
(10)	General taxes	155	24	(13)	166
(11)	Impairment of long-lived assets	-	6	-	6
(12)	Total Expenses	2,038	1,163	(484)	2,717
(13)	Operating Income (Loss)	351	(104)	(4)	243

	Other Income (Expense)
(14)	Investment income (loss)	28	(15)	(16)	(3)
(15)	Interest expense	(129)	(60)	(34)	(223)
(16)	Capitalized interest	-	18	16	34
(17)	Total Other Expense	(101)	(57)	(34)	(192)

(18)	Income (Loss) Before Income Taxes	250	(161)	(38)	51
(19)	Income taxes (benefits)	100	(64)	(221)	(185)
(20)	Net Income (Loss)	150	(97)	183	236
(21)	Loss attributable to noncontrolling interest	-	-	(2)	(2)
(22)	Earnings Available to FirstEnergy Corp.	$150	$(97)	$185	$238

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2010	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended Dec. 31, 2010 vs. Three Months Ended Dec. 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(242)	$432	$-	$190
(2)	Other	(7)	94	(10)	77
(3)	Internal revenues*	60	(5)	(65)	(10)
(4)	Total Revenues	(189)	521	(75)	257

	Expenses
(5)	Fuel	-	88	(3)	85
(6)	Purchased power	(175)	40	(65)	(200)
(7)	Other operating expenses	103	49	(8)	144
(8)	Provision for depreciation	(2)	(9)	6	(5)
(9)	Amortization of regulatory assets	(79)	-	-	(79)
(10)	General taxes	17	3	3	23
(11)	Impairment of long-lived assets	-	84	-	84
(12)	Total Expenses	(136)	255	(67)	52
(13)	Operating Income (Loss)	(53)	266	(8)	205

	Other Income (Expense)
(14)	Investment income (loss)	(1)	24	4	27
(15)	Interest expense	6	-	-	6
(16)	Capitalized interest	1	7	1	9
(17)	Total Other Income	6	31	5	42

(18)	Income (Loss) Before Income Taxes	(47)	297	(3)	247
(19)	Income taxes (benefits)	(23)	116	210	303
(20)	Net Income (Loss)	(24)	181	(213)	(56)
(21)	Loss attributable to noncontrolling interest	-	-	(3)	(3)
(22)	Earnings Available to FirstEnergy Corp.	$(24)	$181	$(210)	$(53)

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2010	8

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended December 31, 2010

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$9,271	$3,252	$-	$12,523
(2)	Other	542	292	(92)	742
(3)	Internal revenues*	139	2,301	(2,366)	74
(4)	Total Revenues	9,952	5,845	(2,458)	13,339

	Expenses
(5)	Fuel	-	1,440	(8)	1,432
(6)	Purchased power	5,266	1,724	(2,366)	4,624
(7)	Other operating expenses	1,492	1,436	(78)	2,850
(8)	Provision for depreciation	451	254	41	746
(9)	Amortization of regulatory assets	722	-	-	722
(10)	General taxes	653	113	10	776
(11)	Impairment of long-lived assets	-	384	-	384
(12)	Total Expenses	8,584	5,351	(2,401)	11,534
(13)	Operating Income (Loss)	1,368	494	(57)	1,805

	Other Income (Expense)
(14)	Investment income (loss)	102	51	(36)	117
(15)	Interest expense	(496)	(221)	(128)	(845)
(16)	Capitalized interest	5	92	68	165
(17)	Total Other Expense	(389)	(78)	(96)	(563)

(18)	Income (Loss) Before Income Taxes	979	416	(153)	1,242
(19)	Income taxes (benefits)	372	158	(48)	482
(20)	Net Income (Loss)	607	258	(105)	760
(21)	Loss attributable to noncontrolling interest	-	-	(24)	(24)
(22)	Earnings Available to FirstEnergy Corp.	$607	$258	$(81)	$784

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2010	9

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended December 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$10,585	$1,447	$-	$12,032
(2)	Other	559	447	(82)	924
(3)	Internal revenues*	-	2,843	(2,826)	17
(4)	Total Revenues	11,144	4,737	(2,908)	12,973

	Expenses
(5)	Fuel	-	1,153	-	1,153
(6)	Purchased power	6,560	996	(2,826)	4,730
(7)	Other operating expenses	1,424	1,357	(84)	2,697
(8)	Provision for depreciation	445	270	21	736
(9)	Amortization of regulatory assets	1,155	-	-	1,155
(10)	Deferral of new regulatory assets	(136)	-	-	(136)
(11)	General taxes	641	108	4	753
(12)	Impairment of long-lived assets	-	6	-	6
(13)	Total Expenses	10,089	3,890	(2,885)	11,094
(14)	Operating Income (Loss)	1,055	847	(23)	1,879

	Other Income (Expense)
(15)	Investment income	139	121	(56)	204
(16)	Interest expense	(472)	(166)	(340)	(978)
(17)	Capitalized interest	3	60	67	130
(18)	Total Other Income (Expense)	(330)	15	(329)	(644)

(19)	Income (Loss) Before Income Taxes	725	862	(352)	1,235
(20)	Income taxes (benefits)	290	345	(390)	245
(21)	Net Income	435	517	38	990
(22)	Loss attributable to noncontrolling interest	-	-	(16)	(16)
(23)	Earnings Available to FirstEnergy Corp.	$435	$517	$54	$1,006

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2010	10

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Twelve Months Ended Dec. 31, 2010 vs. Twelve Months Ended Dec. 31, 2009

		Energy	Competitive	Other &
		Delivery	Energy	Reconciling
		Services (a)	Services (b)	Adjustments (c)	Consolidated
	Revenues
(1)	Electric sales	$(1,314)	$1,805	$-	$491
(2)	Other	(17)	(155)	(10)	(182)
(3)	Internal revenues*	139	(542)	460	57
(4)	Total Revenues	(1,192)	1,108	450	366

	Expenses
(5)	Fuel	-	287	(8)	279
(6)	Purchased power	(1,294)	728	460	(106)
(7)	Other operating expenses	68	79	6	153
(8)	Provision for depreciation	6	(16)	20	10
(9)	Amortization of regulatory assets	(433)	-	-	(433)
(10)	Deferral of new regulatory assets	136	-	-	136
(11)	General taxes	12	5	6	23
(12)	Impairment of long-lived assets	-	378	-	378
(13)	Total Expenses	(1,505)	1,461	484	440
(14)	Operating Income (Loss)	313	(353)	(34)	(74)

	Other Income (Expense)
(15)	Investment income (loss)	(37)	(70)	20	(87)
(16)	Interest expense	(24)	(55)	212	133
(17)	Capitalized interest	2	32	1	35
(18)	Total Other Income (Expense)	(59)	(93)	233	81

(19)	Income (Loss) Before Income Taxes	254	(446)	199	7
(20)	Income taxes (benefits)	82	(187)	342	237
(21)	Net Income (Loss)	172	(259)	(143)	(230)
(22)	Loss attributable to noncontrolling interest	-	-	(8)	(8)
(23)	Earnings Available to FirstEnergy Corp.	$172	$(259)	$(135)	$(222)

*	Under the accounting standard for the effects of certain types of regulation, internal revenues are not fully offset for sale of
	Renewable Energy Credits by FES to the Ohio Companies that are retained in inventory.

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2010	11

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Dec. 31, 2010	Dec. 31, 2009
Current Assets:
Cash and cash equivalents	$1,019	$874
Receivables	1,568	1,397
Other	1,111	1,049
Total Current Assets	3,698	3,320

Property, Plant and Equipment	19,788	19,164
Investments	3,002	3,023
Deferred Charges and Other Assets	8,317	8,797
Total Assets	$34,805	$34,304

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,486	$1,834
Short-term borrowings	700	1,081
Accounts payable	872	829
Other	1,640	1,444
Total Current Liabilities	4,698	5,188

Capitalization:
Total equity	8,513	8,557
Long-term debt and other long-term obligations	12,579	12,008
Total Capitalization	21,092	20,565
Noncurrent Liabilities	9,015	8,551
Total Liabilities and Capitalization	$34,805	$34,304

General Information
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2010	2009	2010	2009
Debt redemptions	$(593)	$(397)	$(1,015)	$(2,610)
New long-term debt issues	$848	$481	$1,099	$4,632
Short-term borrowings decrease	$(207)	$(482)	$(378)	$(1,246)
Property additions	$(496)	$(628)	$(1,963)	$(2,203)

Adjusted Capitalization
	As of December 31
	2010	% Total	2009	% Total
Total equity*	$8,513	36%	$8,557	36%
Long-term debt and other long-term obligations	12,579	55%	12,008	50%
Currently payable long-term debt	1,486	6%	1,834	8%
Short-term borrowings	700	3%	1,081	5%
Adjustments:
Sale-leaseback net debt equivalents	1,357	6%	1,391	6%
JCP&L securitization debt and cash	(1,295)	-6%	(1,189)	-5%
Total	$23,340	100%	$23,682	100%

*Includes $(1,539) million and $(1,415) million, respectively, of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 4th Quarter 2010	12

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2010	2009	2010	2009
Cash flows from operating activities
Net income	$180	$236	$760	$990
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, amortization, and deferral of regulatory assets	354	438	1,468	1,755
Deferred purchased power and other costs	(62)	(103)	(254)	(338)
Deferred income taxes and investment tax credits	211	(37)	470	384
Deferred rents and lease market valuation liability	(33)	(32)	(54)	(52)
Cash collateral received (paid), net	28	115	(26)	30
Commodity derivative transactions, net	(41)	203	(81)	229
Interest rate swap transactions	-	-	129	-
Impairment of long-lived assets	90	6	384	6
Pension trust contribution	-	-	-	(500)
Loss on debt redemptions	5	4	5	146
Gain on investment securities held in trusts, net	(16)	(4)	(55)	(176)
Change in working capital and other	287	175	330	(9)
Cash flows provided from operating activities	1,003	1,001	3,076	2,465
Cash flows provided from (used for) financing activities	(113)	(568)	(983)	49
Cash flows used for investing activities	(503)	(397)	(1,948)	(2,185)
Net change in cash and cash equivalents	$387	$36	$145	$329

Deferrals and Amortization	Three Months Ended December 31			Twelve Months Ended December 31
	2010	2009	Change	2010	2009	Change
Ohio Rate Certainty Plan Amortization (Deferrals)
Ohio Transition costs	$-	$-	$-	$-	$70	$(70)
Shopping incentives & interest	26	37	(11)	154	265	(111)
RCP distribution reliability costs and interest	-	-	-	-	(14)	14
RCP fuel & interest	(5)	(5)	-	(20)	(24)	4

Ohio ESP Amortization (Deferrals)
Uncollectible customer accounts	$-	$7	$(7)	$(6)	$5	$(11)
Economic development costs & interest	(10)	1	(11)	-	26	(26)
Generation cost rider true-up & interest	18	(3)	21	19	(15)	34
CEI fuel & interest	-	-	-	-	(141)	141
Distribution reliability costs (RDD/NDD)	47	39	8	131	51	80

Ohio Transmission Amortization (Deferrals)
MISO transmission costs	$3	$9	$(6)	$(34)	$105	$(139)

Ohio Other Amortization (Deferrals)
Generation Related Costs	$(26)	$(9)	$(17)	$(59)	$(2)	$(57)
Distribution Related Costs	7	5	2	25	30	(5)
All Other	6	5	1	53	10	43

Pennsylvania Amortization (Deferrals)
PJM transmission costs	$6	$49	$(43)	$2	$141	$(139)
NUG costs	10	20	(10)	48	84	(36)
All Other	21	16	5	88	83	5

New Jersey Amortization (Deferrals)
NUG costs	$58	$57	$1	$265	$255	$10
All Other	12	24	(12)	56	90	(34)

Total Amortization, net	$173	$252	$(79)	$722	$1,019	$(297)

Consolidated Report to the Financial Community - 4th Quarter 2010	13

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
		Three Months Ended December 31			Twelve Months Ended December 31
Electric Distribution Deliveries		2010	2009	Change	2010	2009	Change

Ohio	- Residential	4,287	4,208	1.9%	17,808	16,807	6.0%
	- Commercial	3,516	3,347	5.0%	14,443	14,042	2.9%
	- Industrial	5,060	4,892	3.4%	20,707	18,742	10.5%
	- Other	87	90	-3.3%	348	351	-0.9%
	Total Ohio	12,950	12,537	3.3%	53,306	49,942	6.7%
Pennsylvania	- Residential	2,925	2,917	0.3%	11,971	11,553	3.6%
	- Commercial	2,665	2,688	-0.9%	11,285	10,954	3.0%
	- Industrial	2,315	2,232	3.7%	9,221	8,712	5.8%
	- Other	20	20	0.0%	82	81	1.2%
	Total Pennsylvania	7,925	7,857	0.9%	32,559	31,300	4.0%
New Jersey	- Residential	2,118	2,090	1.3%	9,993	9,214	8.5%
	- Commercial	2,295	2,263	1.4%	9,563	9,323	2.6%
	- Industrial	576	593	-2.9%	2,487	2,447	1.6%
	- Other	22	22	0.0%	89	87	2.3%
	Total New Jersey	5,011	4,968	0.9%	22,132	21,071	5.0%
Total Residential		9,330	9,215	1.2%	39,772	37,574	5.8%
Total Commercial		8,476	8,298	2.1%	35,291	34,319	2.8%
Total Industrial		7,951	7,717	3.0%	32,415	29,901	8.4%
Total Other		129	132	-2.3%	519	519	0.0%
Total Distribution Deliveries		25,886	25,362	2.1%	107,997	102,313	5.6%

Generation Sales - Franchise (kWh in millions)
			Three Months Ended December 31			Twelve Months Ended December 31
			2010	2009	Change	2010	2009	Change
Ohio
FES	- POLR		2,959	4,681	-36.8%	14,583	30,204	-51.7%
	- Direct		4,112	2,967	38.6%	15,597	4,474	248.6%
	- Aggregation		3,475	1,395	149.1%	12,574	1,830	587.1%
	Subtotal		10,546	9,043	16.6%	42,754	36,508	17.1%

3rd Party	- POLR		1,173	1,776	-34.0%	5,811	11,050	-47.4%
	- Shopping		1,231	1,718	-28.3%	4,741	2,384	98.9%
	Subtotal		2,404	3,494	-31.2%	10,552	13,434	-21.5%
		Total - OH	12,950	12,537	3.3%	53,306	49,942	6.7%

Pennsylvania
FES	- POLR		3,692	3,871	-4.6%	16,147	15,829	2.0%
	- Direct		561	440	27.5%	2,010	1,645	22.2%
	Subtotal		4,253	4,311	-1.3%	18,157	17,474	3.9%

3rd Party	- POLR		3,172	3,271	-3.0%	13,028	12,806	1.7%
	- Shopping		500	275	81.8%	1,374	1,020	34.7%
	Subtotal		3,672	3,546	3.6%	14,402	13,826	4.2%
		Total - PA	7,925	7,857	0.9%	32,559	31,300	4.0%

New Jersey
FES	- Direct		142	72	97.2%	476	206	131.1%
	Subtotal		142	72	97.2%	476	206	131.1%

3rd Party	- POLR		2,967	3,323	-10.7%	14,393	15,348	-6.2%
	- Shopping		1,902	1,573	20.9%	7,263	5,517	31.6%
	Subtotal		4,869	4,896	-0.6%	21,656	20,865	3.8%
		Total - NJ	5,011	4,968	0.9%	22,132	21,071	5.0%

Summary
FES - POLR			6,651	8,552	-22.2%	30,730	46,033	-33.2%
FES - Direct			4,815	3,479	38.4%	18,083	6,325	185.9%
FES - Aggregation			3,475	1,395	149.1%	12,574	1,830	587.1%
		Subtotal	14,941	13,426	11.3%	61,387	54,188	13.3%

3rd Party Suppliers - POLR			7,312	8,370	-12.6%	33,232	39,204	-15.2%
3rd Party Suppliers - Shopping			3,633	3,566	1.9%	13,378	8,921	50.0%
		Subtotal	10,945	11,936	-8.3%	46,610	48,125	-3.1%
	Total Franchise		25,886	25,362	2.1%	107,997	102,313	5.6%

Consolidated Report to the Financial Community - 4th Quarter 2010	14

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (kWh in millions)
	Three Months Ended December 31			Twelve Months Ended December 31
FES Sales	2010	2009	Change	2010	2009	Change
POLR
- OH	2,959	4,681	(1,722)	14,583	30,204	(15,621)
- PA	6,939	4,204	2,735	29,604	16,557	13,047
- PA (ME/PN 3rd Party Contract)	(2,735)	-	(2,735)	(11,044)	-	(11,044)
Total POLR	7,163	8,885	(1,722)	33,143	46,761	(13,618)

Direct
- OH	5,102	3,258	1,844	18,651	4,799	13,852
- PA	1,373	926	447	4,638	3,583	1,055
- NJ	359	213	146	1,374	574	800
- MI	392	8	384	1,518	19	1,499
- IL	551	345	206	2,153	882	1,271
- MD	73	65	8	281	187	94
Total Direct	7,850	4,815	3,035	28,615	10,044	18,571

Aggregation
- OH	3,532	1,395	2,137	12,682	1,830	10,852
Total Aggregation	3,532	1,395	2,137	12,682	1,830	10,852
Total FES Sales	18,545	15,095	3,450	74,440	58,635	15,805

Wholesale Sales
MISO	2,366	2,019	347	6,315	10,622	(4,307)
PJM	943	78	865	2,394	1,227	1,167
Total Wholesale Sales	3,309	2,097	1,212	8,709	11,849	(3,140)

Purchased Power
MISO	25	104	(79)	1,167	1,511	(344)
PJM	3,576	2,651	925	11,364	7,433	3,931
Total Purchased Power	3,601	2,755	846	12,531	8,944	3,587

Generation Output
Fossil	11,304	8,544	2,760	44,308	36,700	7,608
Nuclear	7,995	7,161	834	30,872	29,216	1,656
Total Generation Output	19,299	15,705	3,594	75,180	65,916	9,264

Operating Statistics	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2010	2009		2010	2009
Capacity Factors:
Nuclear	91%	81%		88%	84%
Fossil - Baseload	88%	65%		76%	72%
Fossil - Load Following	37%	30%		52%	31%
Generation Output:
Nuclear	42%	46%		42%	45%
Fossil - Baseload	45%	41%		40%	43%
Fossil - Load Following	13%	13%		18%	12%

	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2010	2009	Normal	2010	2009	Normal
Composite Heating-Degree-Days	2,052	1,903	1,958	5,292	5,533	5,572
Composite Cooling-Degree-Days	7	2	12	1,249	736	897

Consolidated Report to the Financial Community - 4th Quarter 2010	15

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended December 31			Twelve Months Ended December 31
	2010		2009	2010	2009
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$-		$-	$(52)	$(263)
Trust securities impairment (b)	(11)		(23)	(32)	(45)
Organizational restructuring/strike costs (c)	-		1	-	(67)
Generating plant charges (d)	(84)		-	(376)	-
Non-core asset sales/impairments (d)	80		1	71	255
Merger transaction costs (c)	(29)		-	(65)	-
Litigation settlement (c)	-		-	7	-
Derivative mark-to-market adjustment (e)	-		(205)	(30)	(205)
Debt redemption premium/hedge write-off (f)	-		(4)	-	(146)
Total-Pretax Items	$(44)		$(230)	$(477)	$(471)
Income tax charge/Income tax resolution	$-		$148	$(13)	$161
EPS Effect	$(0.10)		$0.01	$(1.04)	$(0.46)
(a)
For YTD 2010, $35 million included in "Amortization of regulatory assets"; $17 million included in "Other operating expenses". For YTD 2009, $216 million included in "Amortization of regulatory assets"; $37 million included in "Other operating expenses"; $10 million included in "Purchased Power"
		(d)
For YTD 2010, $384 million included in "Impairment of long-lived assets"; $7 million included in "Depreciation"; ($86) million included in "Revenues - Unregulated businesses. For YTD 2009, included in "Revenues - Unregulated businesses"

(b) Included in "Investment income"		(e)	For YTD 2010 $43 million included in "Purchased power"; $(13) million included in "Revenues - Unregulated businesses".
(c)	For YTD 2010 included in "Other operating expenses". For YTD 2009,
$65 million included in "Other operating expenses"; $2 million included		(f)	Included in "Interest expense"
in "General taxes".

2010 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended December 31		Twelve Months Ended December 31
	2010	2009	2010	2009

Basic EPS (GAAP basis)	$0.61	$0.78	$2.58	$3.31
Excluding Special Items:
Regulatory charges	-	-	0.11	0.55
Trust securities impairment	0.02	0.05	0.07	0.09
Organizational restructuring/strike costs	-	-	-	0.14
Debt redemption premiums	-	0.01	-	0.31
Income tax resolution	-	(0.49)	-	(0.53)
Income tax charge - retiree drug change	-	-	0.04	-
Merger transaction costs	0.07	-	0.15	-
Litigation settlement	-	-	(0.01)	-
Non-core asset sales/impairments	(0.16)	-	(0.15)	(0.52)
Generating plant charges	0.17	-	0.77	-
Derivative mark-to-market adjustment	-	0.42	0.06	0.42
Basic EPS (Non-GAAP basis)	$0.71	$0.77	$3.62	$3.77

Liquidity position as of January 31, 2011

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$2,245
FirstEnergy Solutions	Term Loan	Mar. 2011	100	-
OH & PA Utilities	Receivables Financing	Various(2)	395	237
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$3,245	$2,482
(2) OH - $250M matures March 30, 2011; PA $145M matures June 17, 2011		Cash:	-	668
		Total:	$3,245	$3,150

Consolidated Report to the Financial Community - 4th Quarter 2010	16

Recent Developments

Merger Matters

Pennsylvania State Filing
On October 25, 2010, FirstEnergy (FE) and Allegheny Energy (AYE) filed a comprehensive settlement with the Pennsylvania Public Utility Commission (PPUC) that addresses issues raised by 18 of the parties to the merger.  On December 20, 2010 the Administrative Law Judges issued their initial decision on the merger. FE provided a five-year commitment to maintain at least 800 jobs in Greensburg and Westmoreland County for the first year after the merger close, 675 jobs for the following 12 months, 650 jobs for the next year and 600 jobs for each of the next two years, subject to certain conditions; nearly $11 million in distribution rate credits for West Penn Power customers; a distribution rate freeze for FE's current Pennsylvania utility customers and support for renewable and sustainable energy and customer choice. A PPUC decision is pending.

Federal Energy Regulatory Commission (FERC)
On December 16, 2010, the companies received approval from the FERC.

West Virginia State Filing
On December 16, 2010, the West Virginia Public Service Commission approved the merger. FE committed to a regional headquarters for Allegheny Power’s West Virginia utility operations; $7.5 million rate reduction over two years for Allegheny Power’s West Virginia customers; and commitment to maintain call center operations in Fairmont for at least five years.

Department of Justice (DOJ)
On January 7, 2011, the DOJ completed its merger review process and closed its investigation.

Maryland State Filing
On January 18, 2011, the Maryland Public Service Commission (PSC) approved the merger.   FE committed to locate a regional headquarters in Potomac Edison’s Maryland service territory; a one-time $6.5 million credit to be provided to Potomac Edison’s residential electric distribution customers; a reduction of $750,000 in costs to customers for EmPower Maryland Programs and a $600,000 contribution of corporate funds for the Electric Universal Service Program.

Financial Matters

Dividend
On December 21, 2010, the FE Board of Directors declared an unchanged quarterly dividend of 55 cents per share of outstanding common stock for the first quarter of 2011 and on February 15, 2011, the FE Board of Directors declared an unchanged quarterly dividend of 55 cents per share of outstanding common stock for the second quarter of 2011.  The dividend declarations provide contingent dividend payment scenarios to reflect possible timing of the completion of the pending merger with AYE.

Financing Activities
On December 3, 2010, FirstEnergy Solutions Corp. (FES) and Pennsylvania Electric Company (Penelec) completed the refinancing and remarketing of five series of Pollution Control Revenue Bonds totaling $178 million.  These series were converted from variable rates to fixed interest rates ranging from 2.25% to 3.75% per-annum and are subject to mandatory purchase between April 1, 2011 and December 1, 2014.

Consolidated Report to the Financial Community - 4th Quarter 2010	17

Regulatory Matters

Ohio Generation Auction
On January 25, 2011, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company (Ohio Utilities) conducted the second in a series of auctions to procure generation for customers who choose not to shop with an alternative supplier for delivery beginning June 1, 2011 through May 31, 2014.  The auction consisted of one, two and three-year products.  Fifty tranches in total were acquired through this auction. Seventeen tranches of the one-year product were acquired at a clearing price of $56.13 per MWh; seventeen tranches of the two-year product were acquired at a clearing price of $54.92 per MWh; and sixteen tranches of the three-year product were acquired at a clearing price of $57.47 per MWh.  There were 10 registered bidders that participated in the auction, with 7 bidders winning tranches in the auction.  FES participated and was the winning bidder for three tranches of the one-year product and three tranches of the three-year product.  On January 27, 2010, the Public Utilities Commission of Ohio (PUCO) accepted the results of the auction. The next auction is scheduled for October 2011.

Significantly Excessive Earnings Test (SEET)
On November 22, 2010, the PUCO unanimously approved a stipulation between the parties resolving all issues related to the Ohio Utilities’ SEET application filed on September 1, 2010. The stipulation recommended that the PUCO determine that there were no significantly excessive earnings in 2009.

Met-Ed, Penelec and Penn Power Generation Procurement
On January 18-20, 2011, the Pennsylvania utilities conducted auctions to procure a portion of the default service requirements for Metropolitan Edison (Met-Ed), Penelec and Pennsylvania Power (Penn Power) customers who choose not to shop with an alternative supplier.  The January 2011 auction was the third of four auctions for Met-Ed and Penelec and the first of two auctions for Penn Power to procure commercial default service requirements for the 12-month period of June 1, 2011 to May 31, 2012 and residential requirements for the 24-month period of June 1, 2011 to May 31, 2013.   For Met-Ed, Penelec and Penn Power commercial customers the tranche-weighted average price ($/MWh) was $69.97, $59.32 and $57.88, respectively, and for residential customers the tranche-weighted average price was $70.69, $59.74 and $55.39, respectively.  This was also the first of two auctions held to procure residential service requirements for the 12-month period of June 1, 2011 to May 31, 2012.  For Met-Ed, Penelec and Penn Power residential customers the tranche-weighted average price ($/MWh) was $67.43, $58.01 and $60.29, respectively. In addition, the January 2011 auction procured supply for Met-Ed and Penelec industrial customers opting in to Hourly Price Default Service.  For Met-Ed and Penelec, the average 12-month price ($/MWh) was $9.90 and $9.91, respectively.

FERC Rate Filing
On February 1, 2011, American Transmission Systems, Inc. (ATSI) and PJM Interconnection, LLC (PJM) jointly filed with FERC to establish transmission rates and make PJM tariff and operating agreement changes.  The rates would be effective June 1, 2011, concurrent with ATSI’s integration into PJM.

Operational Matters

Burger Biomass
On November 17, 2010, FE announced plans to cancel the repowering of R.E. Burger units 4 and 5 (312 MW) to generate electricity principally with biomass.  The units were permanently shut down on December 31, 2010, due to current market conditions.  The avoided capital cost to retrofit Burger was estimated to be $200 million.

Beaver Valley Refueling
On November 4, 2010, Beaver Valley Nuclear Power Station Unit 1 (911 MW) returned to service after completing its scheduled refueling and maintenance outage which began on October 2, 2010.  Several projects were completed to ensure continued safe and reliable operations, including replacement of one of three reactor coolant pump motors and maintenance work and inspections on various plant components. Sixty of the 157 fuel assemblies were exchanged during the outage.

Consolidated Report to the Financial Community - 4th Quarter 2010	18

Ohio Valley Electric Corporation (OVEC)
On December 28, 2010, FE announced the sale of FirstEnergy Generation Corp.’s  6.65% participation interest in the output of OVEC (approximately 150 MW) to Peninsula Generation Cooperative, a subsidiary of Wolverine Power Supply Cooperative, Inc.  FE’s remaining interest in OVEC is 4.85%.

Ohio Wind Power Project
On February 8, 2011, FES announced its agreement to purchase 100 MW of output from Blue Creek Wind Farm (304 MW), which is being built in western Ohio by Iberdrola Renewables. Under terms of the agreement FES will purchase 100 MW of the total output of the project for 20 years beginning in October of 2012.

Fremont Energy Center
On February 9, 2011, FE entered into a non-binding Memorandum of Understanding (MOU) for the sale of its Fremont Energy Center (707 MW) to American Municipal Power, Inc.  The MOU provides, among other things, for the parties to engage in exclusive negotiations toward AMP executing a definitive agreement by March 11, 2011, to purchase the facility on or about July 1, 2011.  Fremont is currently under construction and scheduled to be completed in 2011.  The plant includes two natural gas turbines and a steam turbine capable of producing 544 MW of load-following capacity and 163 MW of peaking capacity.

Consolidated Report to the Financial Community - 4th Quarter 2010	19

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters in Ohio, Pennsylvania and New Jersey, business and regulatory impacts from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operating and maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission and coal combustion regulations, the potential impacts of any laws, rules or regulations that ultimately replace the Clean Air Interstate Rules, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, resolve any NSR litigation or other potential similar regulatory initiatives or rulemakings (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down), adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge appeal at the Commonwealth Court of Pennsylvania, any impact resulting from the receipt by Signal Peak of the Department of Labor’s notice of potential pattern violations at Bull Mountain Mine No. 1, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and the impact of, among other factors, the increase cost of coal and coal transportation on such margins and the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing uncertainty in the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, the expected timing and likelihood of completion of the proposed merger with Allegheny Energy, Inc., including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management's time and attention from our ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in its Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. Dividends declared from time to time on FirstEnergy’s common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy’s Board of Directors at the time of actual declarations. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 4th Quarter 2010	20